                                                Filed Pursuant to Rule 424(b)(7)
                                                Registration No. 33-80169


PRICING SUPPLEMENT NO. 7, dated February 14, 1997
This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated December 27, 1995 and the Prospectus Supplement dated January 3, 1996. For purposes of
Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.


                                   $75,000,000
                      Associated Estates Realty Corporation
                          Medium-Term Notes Series VII
                                Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue


Principal Amount:                   $10,000,000

Issue Price:                        100%

Original Issue Date:                February 20, 1997

Maturity Date:                      February 20, 2002

Interest Rate:                      6.625%

Agent's Commission:                 .50%

Agent's Capacity:                   Agent

Net Proceeds to Company:            $9,950,000

Agent:                              Lehman Brothers Inc.




This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes Series VII and (2) market-making transactions in Medium-Term Notes Series VII by Lehman Brothers Inc.